Exhibit 99.2

NEXT ADVISOR, INC.

Unaudited Condensed Financial Statements

As of March 31, 2016 and December 31, 2015

And for the Three Months Ended March 31, 2016 and 2015

Table of Contents

Next Advisor, Inc.

Condensed Financial Statements for the Quarter Ended March 31, 2016 and 2015

Next Advisor, Inc.

Condensed Balance Sheets

(Unaudited)

(In thousands, except share and per share data)

	March 31,	December 31,
	2016	2015

Assets
Cash and cash equivalents	$5,583	$1,658
Accounts receivable, net of allowance for doubtful accounts	5,878	7,729
Prepaid expenses and other current assets	372	1,383
Total current assets	11,833	10,770
Total assets	$11,833	$10,770

Liabilities and owner's equity
Liabilities
Accounts payable	$1,705	$1,662
Accrued expenses	2,013	4,930
Total current liabilities	3,718	6,592
Total liabilities	3,718	6,592

Owner's equity
Common stock, par value $.01 per share - 5,000,000 shares authorized and issued	5	5
Owner's drawings	(38,315)	(38,306)
Retained earnings	46,425	42,479
Total owner's equity	8,115	4,178
Total liabilities and owner's equity	$11,833	$10,770

The accompanying notes are an integral part of these condensed financial statements.

Next Advisor, Inc.

Condensed Statements of Income

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,	March 31,
	2016	2015

Revenue	$14,699	$12,034

Costs and expenses:
Cost of revenue	8,992	7,119
Gross profit	5,707	4,915

Operating expenses:
Selling, general and administrative	1,693	1,106
Total operating expenses	1,693	1,106

Income before taxes	4,014	3,809
Income tax provision	68	63
Net income	$3,946	$3,746

The accompanying notes are an integral part of these condensed financial statements.

Next Advisor, Inc.

Condensed Statement of Owner’s Equity

(Unaudited)

(In thousands)

	Common Stock	Owner's Drawings	Retained Earnings	Total Owner's Equity

Balance at January 1, 2016	$5	$(38,306)	$42,479	$4,178
Distributions	-	(9)	-	(9)
Net income	-	-	3,946	3,946
Balance at March 31, 2016	$5	$(38,315)	$46,425	$8,115

The accompanying notes are an integral part of these condensed financial statements.

Next Advisor, Inc.

Condensed Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,	March 31,
	2016	2015
Cash flows from operating activities
Net income	$3,946	$3,746
Adjustments to reconcile net income to net cash provided by operating activities:
Change in operating assets and liabilities:
Accounts receivable	1,851	(1,668)
Prepaid expenses and other assets	1,011	275
Accounts payable	43	1,086
Accrued expenses	(2,917)	704
Net cash provided by operating activities	3,934	4,143

Cash flows from investing activities
Net cash provided by investing activities	-	-

Cash flows from financing activities
Distributions	(9)	(1,000)
Net cash used in financing activities	(9)	(1,000)
Net increase in cash	3,925	3,143
Cash and cash equivalents - beginning of period	1,658	4,214
Cash and cash equivalents - end of period	$5,583	$7,357

The accompanying notes are an integral part of these condensed financial statements.

Next Advisor, Inc.

Notes to Condensed Financial Statements

(Unaudited)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

The Company

NextAdvisor, Inc., (“Next Advisor”, the “Company”), a California corporation, owns and operates a consumer finance website, on which it provides independent reviews of online services for consumers and small businesses. The Company's mission is to help its visitors save money and make optimal buying decisions by presenting them with useful comparisons and reviews of service providers and a clear explanation of each service and how it works. The Company currently reviews, compares and explains many different types of services including credit cards, credit report monitoring, identity theft protection, diet plans, VoIP (Voice over IP) services, online dating, online backup, internet security software, internet fax and web hosting.

Basis of Presentation

The accompanying unaudited condensed financial statements include the accounts of Next Advisor, and have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for the fair statement of our results have been included. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent gains and losses at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Operating results for the three months ended March 31, 2016 are not necessarily indicative of the results that may be expected for the year ending December 31, 2016, for any other interim period or for any other future year.

The accompanying unaudited condensed financial statements should be read in conjunction with the financial statements and notes thereto contained in the Company’s December 31, 2015 financial  statements.

Other than as noted below, there have been no significant changes in the Company’s accounting policies from those disclosed in the Company’s December 31, 2015 financial statements.

New Accounting Pronouncements

Recently Adopted Pronouncements

In January 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015-01, “Income Statement – Extraordinary and Unusual Items.” This guidance eliminates the concept of an extraordinary item, which required that an entity separately classify, present, and disclose extraordinary events and transactions, on the income statement, net of tax after earnings from continuing operations and disclose applicable income taxes and earnings per share date applicable to the extraordinary item. We adopted ASU 2015-01 on January 1, 2016, as required, and it did not have a significant impact on our financial statements.

In June 2015, the FASB issued ASU 2015-10, “Technical Corrections and Improvements.” This guidance’s intention is (i) to clarify the Codification for differences between original guidance and the Codification, (ii) correct unintended application of guidance and correct references, or (iii) streamline, simplify or make minor improvements to the Codification through minor structural changes to headings or minor editing of text to improve the usefulness and understandability, that are not expected to have a significant effect on current accounting practice. We adopted ASU 2015-10 on January 1, 2016, as required, and it did not have a significant impact on our financial statements.

Recently Issued Pronouncements, Not Adopted as of March 31, 2016

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers” and in August 2015 issued ASU 2015-14, “Revenue from Contracts with Customers (Topic 606) – Deferral of Effective Date.” The standard provides companies with a single model for use in accounting for revenue arising from contracts with customers that supersedes current revenue recognition guidance, including industry-specific revenue guidance. The core principle of the model is to recognize revenue when control of the goods or services transfers to the customer, as opposed to recognizing revenue when the risks and rewards transfer to the customer under the existing revenue guidance. The guidance permits companies to either apply the requirements retrospectively to all prior periods presented, or apply the requirements in the year of adoption, through a cumulative adjustment. This guidance is effective for annual reporting periods beginning after December 15, 2018  and interim reporting periods within annual reporting periods beginning after December 15, 2019. Early adoption is permitted only as of an annual reporting period beginning after December 15, 2016. We are evaluating the effect that this update will have on our financial statements and related disclosures. We have not yet selected a transition method nor have we determined the effect of the standard on our ongoing financial reporting.

In August 2014, the FASB issued ASU 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” which requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and to provide related footnote disclosures in certain circumstances. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. We do not expect the adoption of this guidance to have an impact on our financial statements.

In January 2016, the FASB issued ASU 2016-02 “Leases (Topic 842).” This update will supersede the leases requirements in Topic 840, Leases, and create an additional Topic 842, which specifies the accounting for leases. The objective is to establish the principles that lessees and lessors shall apply to report useful information to users of financial statements about the amount, timing, and uncertainty of cash flows arising from a lease. This update is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. We are evaluating the effect that this update will have on our financial statements and related disclosures.

In March 2016, the FASB issued ASU 2016-08 “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net).” This update is intended to clarify the implementation guidance on principal versus agent considerations. This update is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. We are evaluating the effect that this update will have on our financial statements and related disclosures. The effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements of Update 2014-09. Accounting Standards Update No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of Update 2014-09 by one year.

NOTE 2 – ACCRUED EXPENSES

Accrued expenses consisted of:

	March 31,	December 31,
(in thousands)	2016	2015
Accrued costs of goods sold	$1,175	$3,745
Accrued payroll	479	528
Other	359	657
	$2,013	$4,930

NOTE 3 – SUBSEQUENT EVENT

Subsequent events have been evaluated through September 2, 2016, which was the date the financial statements were available to be issued.  On May 5, 2016, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Bankrate, Inc., (“Bankrate”) pursuant to which the Company agreed to sell substantially all of the assets of the Company to Bankrate for cash payment of $63.4 million and a contingent consideration arrangement pursuant to the Purchase Agreement. The transaction closed on June 17, 2016.